Exhibit 21

HARRIS CORPORATION
SUBSIDIARIES AS OF AUGUST 27, 2010
(100% direct or indirect ownership by Harris Corporation, unless otherwise noted)

State or Other
Name of Subsidiary	Jurisdiction of Incorporation

Harris Atlas Systems LLC*	Abu Dhabi, UAE
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris BG-COM International Communications LLC	Hungary
Harris (Beijing) Communications Technology Co., Ltd.	China
Harris Broadcast Communications France S.A.R.L	France
Harris Canada Holdings Inc.	Canada
Harris Canada, Inc.	Canada
Harris Canada Systems, Inc.	Canada
Harris Cayman Ltd.	Cayman Islands
Harris Communication Systems (Ireland) Limited	Ireland
Harris Communications Austria GmbH	Austria
Harris Communications CIS Limited Liability Company	Russia
Harris Communications FZCO	Dubai, UAE
Harris Communications GmbH	Germany
Harris Communications Honduras S.A. de C.V.	Honduras
Harris Communications International India Private Limited	India
Harris Communications Limited	Hong Kong
Harris Communications Malaysia Sdn. Bhd.	Malaysia
Harris Communications (Spain), S.L.	Spain
Harris Communications YK	Japan
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris International, Inc.	Delaware
Harris International de Argentina S.R.L.	Argentina
Harris International Chile Limitada	Chile
Harris International de Mexico S. de R.L. de C.V.	Mexico
Harris IT Services Corporation	Maryland
Harris Patriot Healthcare Solutions, LLC	Pennsylvania
Harris Pension Management Limited	United Kingdom
Harris S.A.	Belgium
Harris Semiconductor Design & Sales Pte. Ltd.	Singapore
Harris Semiconductor Pte. Ltd.	Singapore
Harris Software Systems (HK) Limited	Hong Kong
Harris Software Systems Pte. Ltd.	Singapore
Harris Software Systems Pty. Ltd.	Australia
Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
Harris Soluções em Comunicação do Brasil Ltda.	Brazil
Harris Systems Limited	United Kingdom
Harris Wireless Ireland Limited	Ireland
510284 N.B. Inc.	Canada
CapRock Communications (Australia) Pty. Ltd.	Australia
CapRock Communications, Inc.	Texas
CapRock Communications International, Inc.	Delaware
CapRock Communications International Limited	Scotland
CapRock Communications de México, S. de R.L. de C.V.	Mexico

State or Other
Name of Subsidiary	Jurisdiction of Incorporation

CapRock Communications Norway AS	Norway
CapRock Communications Pte. Ltd.	Singapore
CapRock Communications Servicios de México, S. de R.L. de C.V.	Mexico
CapRock Comunicações Angola, Lda.	Angola
CapRock Comunicações Brasil Ltda.	Brazil
CapRock Government Solutions, Inc.	Virginia
CapRock Holdings do Brasil Participações Ltda.	Brazil
CapRock Holdings, Inc.	Delaware
CapRock International Holdings, Ltd.	Bermuda
CapRock UK, Ltd.	Scotland
CCI Services Corp.	Delaware
CR Communications, Inc.	Texas
Crucial Security, Inc.	Delaware
Digital Automation (Canada) Limited	Canada
Eagle Technology, Inc.	Delaware
Encoda Systems de Mexico S.A. de C.V.	Mexico
HAL Technologies, Inc.	Delaware
Leitch Asia Limited	Hong Kong
Manatee Investment Corporation	Delaware
Maritime Communication Services, Inc.	Delaware
Melbourne Leasing, LLC	Florida
Pine Valley Investments, Inc.	Delaware
PT CapRock Communications Indonesia	Indonesia
SARL Assured Communications	Algeria
SignaCert, Inc.	Delaware
SpaceLink Systems, Inc.	Texas
Viewbridge, Inc.*	California

*	Subsidiary of Harris Corporation less than 100% directly or indirectly owned by Harris Corporation.